EXHIBIT 99.1

Eagle Bancorp, Inc. Announces Record Earnings With Second Quarter 2012 Net Income Up 35%

BETHESDA, Md., July 23, 2012 (GLOBE NEWSWIRE) -- Eagle Bancorp, Inc. (the "Company") (Nasdaq:EGBN), the parent company of EagleBank, today announced record quarterly net income of $7.8 million for the quarter ended June 30, 2012, a 35% increase over the $5.8 million net income for the quarter ended June 30, 2011. Net income available to common shareholders increased 57% to $7.6 million ($0.38 per basic share and $0.37 per diluted common share), as compared to $4.9 million ($0.25 per basic share and $0.24 per diluted common share) for the same three month period in 2011.

For the six months ended June 30, 2012, the Company's net income was $15.4 million, a 42% increase over the $10.9 million for the six months ended June 30, 2011. Net income available to common shareholders was $15.1 million ($0.75 per basic common share and $0.73 per diluted common share), as compared to $9.7 million ($0.49 per basic common share and $0.48 per diluted common share) for the same six month period in 2011, a 56% increase.

A lower dividend rate on preferred stock accounted for a significant amount of the higher percentage increase in earnings available to common shareholders for both the three and six month periods.

"We are very pleased to report a fourteenth consecutive quarter of record net income for our Company, highlighted by substantial growth in revenue from both balance sheet growth and margin expansion and by increased noninterest income," noted Ronald D. Paul, Chairman and Chief Executive Officer of Eagle Bancorp, Inc. Mr. Paul also noted "the second quarter financials reflected continued low levels of problem assets and credit losses and continued strong increases in shareholders' equity, primarily from record earnings and the $5.6 million of net proceeds through June 30, 2012 from the sale of common stock in the Company's offering. The shares were sold at a weighted average price of $15.94 per share. Additionally, expenses were well managed in the quarter, contributing to an even lower efficiency ratio of 52.28%. Total revenue increased 31% in the second quarter 2012 over the same quarter in 2011. Higher noninterest income from the origination and sale of residential mortgage loans in the second quarter of 2012 contributed substantially to the increased revenue in the second quarter of 2012 over 2011. Both total loans and total deposits increased by 6% at June 30, 2012, as compared to March 31, 2012. The net interest margin for the second quarter of 2012 was a very strong 4.39%, as the cost of funds has been aggressively managed lower, based on market rate changes. Net credit losses for the second quarter of 2012 were 0.40% of average loans, and nonperforming assets were 1.26% of total loans at June 30, 2012. Importantly, we believe our financial results continue to demonstrate a consistent and balanced approach to the Company's performance. We are especially pleased that our number of customer relationships continues to increase, as more and more businesses view EagleBank's capabilities and services as highly attractive."

At June 30, 2012, total assets were $2.96 billion, compared to $2.83 billion at December 31, 2011, a 5% increase. As compared to June 30, 2011, total assets at June 30, 2012 increased by $609 million, a 26% increase. Total loans (excluding loans held for sale) were $2.32 billion at June 30, 2012 compared to $2.06 billion at December 31, 2011, a 13% increase. As compared to June 30, 2011, total loans at June 30, 2012 increased by $371 million, a 19% increase. Total deposits were $2.51 billion at June 30, 2012, compared to deposits of $2.39 billion at December 31, 2011, a 5% increase. As compared to June 30, 2011, total deposits at June 30, 2012 increased by $573 million, a 30% increase. Loans held for sale amounted to $102.8 million at June 30, 2012 as compared to $176.8 million at December 31, 2011 and $25.5 million at June 30, 2011. The investment portfolio totaled $338.9 million at June 30, 2012, an 8% increase from the $313.8 million balance at December 31, 2011, as excess liquidity was deployed into new investments. As compared to June 30, 2011, the investment portfolio at June 30, 2012 increased by $89 million, a 36% increase. Total borrowed funds (excluding customer repurchase agreements) were stable at $49.3 million at June 30, 2012, December 31, 2011 and June 30, 2011. Total shareholders' equity increased to $290.3 million at June 30, 2012, compared to $266.7 million and $217.0 million at December 31, 2011 and June 30, 2011, respectively. The Company's capital position remains substantially in excess of regulatory requirements for well capitalized status, with a total risk based capital ratio of 11.60% at June 30, 2012, as compared to a total risk based capital ratio of 11.33% at June 30, 2011. Strong earnings over the twelve months ended June 30, 2012, together with progress to date on the "at the market" capital raise commenced May 1, 2012, and issuances under our employee stock plans, have enabled the Company to increase regulatory capital ratios, while continuing substantial balance sheet growth. In addition, the tangible common equity ratio (tangible common equity to tangible assets) increased to 7.76% at June 30, 2012, from 7.29% at December 31, 2011.

At June 30, 2012, the Company's nonperforming assets amounted to $37.3 million, representing 1.26% of total assets, compared to $36.0 million of nonperforming assets, or 1.27% of total assets at December 31, 2011 and $34.7 million of nonperforming assets, or 1.47% of total assets at June 30, 2011. Management remains attentive to early signs of deterioration in borrowers' financial conditions and to taking the appropriate action to mitigate risk. Furthermore, the Company is diligent in placing loans on nonaccrual status and believes, based on its loan portfolio risk analysis, that its allowance for loan losses, at 1.47% of total loans (excluding loans held for sale) at June 30, 2012, is adequate to absorb potential credit losses within the loan portfolio at that date. Included in nonperforming assets at June 30, 2012 were $4.4 million of other real estate owned ("OREO") as compared to $3.2 million at December 31, 2011 and $3.4 million at June 30, 2011.

Analysis of the three months ended June 30, 2012 compared to June 30, 2011

For the three months ended June 30, 2012, the Company reported an annualized return on average assets (ROAA) of 1.08% as compared to 1.01% for the three months ended June 30, 2011. The annualized return on average common equity (ROAE) for the quarter ended June 30, 2012 was 13.52%, as compared to 10.16% for the quarter ended June 30, 2011. The higher ROAA and ROAE ratios for the second quarter of 2012 as compared to 2011 are due to an expanded net interest margin, higher levels of noninterest income and improvement in expense management.

Net interest income increased 30% for the three months ended June 30, 2012 over the same period in 2011, resulting from a combination of strong balance sheet growth and net interest margin expansion, as the cost of funds for the second quarter of 2012 as compared to the same quarter in 2011 declined more than the decline in earning asset yields between the two periods. As compared to the second quarter of 2011, average earning assets increased by 28% for the second quarter of 2012. For the three months ended June 30, 2012, the net interest margin was 4.39% as compared to 4.11% for the three months ended March 31, 2012 and 4.32% for the three months ended June 30, 2011. Based on peer comparisons, the Company's net interest margin remains very favorable.

The provision for credit losses was $4.4 million for the three months ended June 30, 2012 as compared to $3.2 million for the three months ended June 30, 2011. At June 30, 2012 the allowance for credit losses represented 1.47% of loans outstanding, as compared to 1.44% and 1.41% at December 31, 2011 and June 30, 2011, respectively. The higher provisioning in the second quarter of 2012, as compared to the second quarter of 2011, is due to a higher allowance allocation for selected loan categories and higher net charge-offs. Net charge-offs of $2.2 million in the second quarter of 2012 represented 0.40% of average loans, excluding loans held for sale, as compared to $1.3 million or 0.28% of average loans, excluding loans held for sale, in the second quarter of 2011. Net charge-offs in the second quarter of 2012 were primarily attributable to charge-offs of commercial real estate loans ($881 thousand), commercial and industrial loans ($873 thousand), construction loans ($371 thousand), the unguaranteed portion of SBA loans ($93 thousand), and home equity and consumer loans ($21 thousand).

At June 30, 2012, the allowance for credit losses represented 91% of nonperforming assets as compared to 82% at December 31, 2011 and 79% at June 30, 2011. At June 30, 2012, the allowance for credit losses represented 104% of nonperforming loans as compared to 90% at December 31, 2011 and 88% at June 30, 2011.

Noninterest income for the three months ended June 30, 2012 increased to $4.4 million from $3.2 million for the three months ended June 30, 2011, a 39% increase. This increase was due primarily to an increase of $1.7 million in gains on sales of residential mortgage loans in the second quarter of 2012 as compared to the second quarter of 2011, due to substantially higher volumes of residential mortgage loan refinancings. Additionally, service charges on deposit accounts increased $263 thousand in the second quarter of 2012 as compared to the second quarter of 2011, a 39% increase due substantially to growth in the number of accounts. Investment securities gains were $148 thousand for the second quarter of 2012, as compared to $591 thousand for the second quarter in 2011. Excluding investment securities gains, total noninterest income was $4.3 million for the second quarter of 2012, as compared to $2.6 million for the second quarter of 2011, an increase of 65%.

The efficiency ratio, which measures the ratio of noninterest expense to total revenue, was 52.28% for the second quarter of 2012, as compared to 55.13% for the second quarter of 2011. Noninterest expenses were $18.5 million for the three months ended June 30, 2012, as compared to $14.9 million for the three months ended June 30, 2011, a 24% increase. Cost increases for salaries and benefits were $2.5 million, primarily due to merit and benefit cost increases, increases in incentive pay, and staffing increases primarily as a result of growth of the residential lending division, as well as additional lending and branch personnel. At June 30, 2012, the Company had sixteen branch offices, as compared to thirteen at June 30, 2011. Premises and equipment expenses were $417 thousand higher, due primarily to the cost of three new branch offices and normal increases in leasing costs. Other expenses increased by $692 thousand for the quarter ended June 30, 2012 compared to the same period in 2011.

Analysis of the six months ended June 30, 2012 compared to June 30, 2011

For the six months ended June 30, 2012, the Company reported an ROAA of 1.08% as compared to 1.00% for the six months of 2011, while the ROAE was 13.66% in 2012, as compared to 10.32% for the same six month period in 2011. The increase in these ratios was due to substantial increases in noninterest income and improved operating efficiency.

For the first six months of 2012, net interest income increased 31% over the same period for 2011. Average earning assets increased 31%. The net interest margin was 4.25% for the six months of 2012, as compared to 4.27% for the six months of 2011. The Company has been able to maintain its loan portfolio yields in 2012 close to 2011 levels due to loan pricing practices, and has been able to reduce its funding costs while maintaining a favorable deposit mix; much of which has occurred from sales efforts to increase and deepen client relationships.

The provision for credit losses was $8.4 million for the first six months of 2012 as compared to $5.3 million in 2011. The higher provisioning in 2012 as compared to 2011 is attributable to higher allowance allocations for selected loan categories and higher net charge-offs in the first six months of 2012 compared to 2011. For the six months ended June 30, 2012, net charge-offs totaled $4.0 million (0.37% of average loans) compared to $2.6 million (0.29% of average loans) for the six months ended June 30, 2011. Net charge-offs in the six months ended June 30, 2012 were primarily attributable to charge-offs of commercial and industrial loans ($1.6 million), commercial real estate loans ($1.2 million), home equity and consumer loans ($567 thousand), construction loans ($516 thousand) and the unguaranteed portion of SBA loans ($92 thousand).

Noninterest income for the first six months of 2012 was $10.5 million compared to $6.1 million in 2011, an increase of 71%. This increase was due primarily to a $4.0 million increase in gains realized on the sale of residential loans partially offset by a decrease of $118 thousand in gains realized on the sale of SBA loans. Service charges on deposit accounts increased $493 thousand in 2012 as compared to 2011, a 35% increase. Other noninterest income increased by $215 thousand primarily due to other loan income and ATM fees. Excluding investment securities gains, total noninterest income was $10.2 million for the six months of 2012 as compared to $5.5 million for 2011, an 83% increase.

Noninterest expenses were $37.1 million for the first six months of 2012, as compared to $29.2 million for 2011, a 27% increase. Cost increases for salaries and benefits were $5.6 million primarily due to salaries, incentive compensation and benefits increases, including staffing increases primarily as a result of growth in the residential lending division as well as additional lending and branch personnel. Premises and equipment expenses were $936 thousand higher due primarily to the cost of three new branch offices and normal increases in leasing costs. Data processing costs increased by $606 thousand due to system enhancements and expanded customer transaction costs. FDIC insurance premiums were $275 thousand lower due to FDIC premium rate declines which took effect on April 1, 2011. Other expenses increased for the first six months of 2012 versus 2011 by $979 thousand. For the first six months of 2012, the efficiency ratio improved to 53.05% as compared to 56.76% for the same period in 2011.

At June 30, 2012, the Company had a total risk based capital ratio of 11.60%, a Tier 1 risk based capital ratio of 10.09%, and a Tier 1 leverage ratio of 9.65%, all measures substantially above the regulatory requirements for well capitalized status.

The financial information which follows provides more detail on the Company's financial performance for the six and three months ended June 30, 2012 as compared to the six and three months ended June 30, 2011, as well as providing eight quarters of trend data. Persons wishing additional information should refer to the Company's Form 10-K for the year ended December 31, 2011 and other reports filed with the Securities and Exchange Commission (the "SEC").

About Eagle Bancorp: The Company is the holding company for EagleBank which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and operates through sixteen full service branch offices, located in Montgomery County, Maryland; Washington, D.C.; and Arlington and Fairfax Counties, Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace.

The Eagle Bancorp, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6101

Conference Call: Eagle Bancorp will host a conference call to discuss the second quarter 2012 financial results on Tuesday July 24, 2012 at 10:00 a.m. eastern daylight time.  The public is invited to listen to this conference call by dialing 1.877.303.6220, conference ID Code is 96517007, or by accessing the call on the Company's website, www.eaglebankcorp.com.  A replay of the conference call will be available on the Company's website through August 7, 2012.

Forward-looking Statements: This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as "may," "will," "anticipates," "believes," "expects," "plans," "estimates," "potential," "continue," "should," and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company's market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 and in other periodic and current reports filed with the SEC. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company's past results are not necessarily indicative of future performance.

Eagle Bancorp, Inc.
Consolidated Financial Highlights
(in thousands, except per share data)	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Income Statements:	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Total interest income	$ 67,143	$ 55,292	$ 34,575	$ 28,996
Total interest expense	7,659	9,892	3,561	5,102
Net interest income	59,484	45,400	31,014	23,894
Provision for credit losses	8,413	5,331	4,443	3,215
Net interest income after provision for credit losses	51,071	40,069	26,571	20,679
Noninterest income (before investment gains)	10,152	5,535	4,293	2,602
Investment gains	301	591	148	591
Total noninterest income	10,453	6,126	4,441	3,193
Total noninterest expense	37,099	29,246	18,537	14,933
Income before income tax expense	24,425	16,949	12,475	8,939
Income tax expense	9,009	6,059	4,692	3,185
Net income	15,416	10,890	7,783	5,754
Preferred stock dividends and discount accretion	283	1,203	142	883
Net income available to common shareholders	$ 15,133	$ 9,687	$ 7,641	$ 4,871

Per Share Data:
Earnings per weighted average common share, basic	$ 0.75	$ 0.49	$ 0.38	$ 0.25
Earnings per weighted average common share, diluted	$ 0.73	$ 0.48	$ 0.37	$ 0.24
Weighted average common shares outstanding, basic	20,204,472	19,774,722	20,297,996	20,050,894
Weighted average common shares outstanding, diluted	20,713,904	20,243,112	20,807,410	20,495,291
Actual shares outstanding	20,591,233	19,849,042	20,591,233	19,849,042
Book value per common share at period end	$ 11.35	$ 9.76	$ 11.35	$ 9.76
Tangible book value per common share at period end (1)	$ 11.15	$ 9.56	$ 11.15	$ 9.56

Performance Ratios (annualized):
Return on average assets	1.08%	1.00%	1.08%	1.01%
Return on average common equity	13.66%	10.32%	13.52%	10.16%
Net interest margin	4.25%	4.27%	4.39%	4.32%
Efficiency ratio (2)	53.06%	56.76%	52.28%	55.13%

Other Ratios:
Allowance for credit losses to total loans	1.47%	1.41%	1.47%	1.41%
Allowance for credit losses to total nonperforming loans	103.66%	88.00%	103.66%	88.00%
Nonperforming loans to total loans	1.42%	1.60%	1.42%	1.60%
Nonperforming assets to total assets	1.26%	1.47%	1.26%	1.47%
Net charge-offs (annualized) to average loans	0.37%	0.29%	0.40%	0.28%
Common equity to total assets	7.89%	8.23%	7.89%	8.23%
Tier 1 leverage ratio	9.65%	9.07%	9.65%	9.07%
Tier 1 risk based capital ratio	10.09%	9.64%	10.09%	9.64%
Total risk based capital ratio	11.60%	11.33%	11.60%	11.33%
Tangible common equity to tangible assets (1)	7.76%	8.07%	7.76%	8.07%

Loan Balances - Period End (in thousands):
Commercial and Industrial	$ 516,493	$ 482,680	$ 516,493	$ 482,680
Commercial real estate - owner occupied	$ 307,410	$ 242,266	$ 307,410	$ 242,266
Commercial real estate - income producing	$ 932,490	$ 719,450	$ 932,490	$ 719,450
1-4 Family mortgage	$ 48,842	$ 36,794	$ 48,842	$ 36,794
Construction - commercial and residential	$ 400,805	$ 346,273	$ 400,805	$ 346,273
Construction - C&I (owner occupied)	$ 10,501	$ 24,315	$ 10,501	$ 24,315
Home equity	$ 97,969	$ 90,827	$ 97,969	$ 90,827
Other consumer	$ 4,727	$ 5,871	$ 4,727	$ 5,871

Average Balances (in thousands):
Total assets	$ 2,859,440	$ 2,200,962	$ 2,888,188	$ 2,278,329
Total earning assets	$ 2,814,618	$ 2,142,278	$ 2,844,491	$ 2,220,137
Total loans held for sale	$ 107,916	$ 19,466	$ 95,734	$ 19,419
Total loans	$ 2,166,578	$ 1,789,714	$ 2,246,644	$ 1,864,722
Total deposits	$ 2,420,699	$ 1,833,987	$ 2,447,985	$ 1,902,837
Total borrowings	$ 151,936	$ 146,816	$ 150,644	$ 153,108
Total shareholders' equity	$ 279,482	$ 211,926	$ 284,040	$ 214,926

(1) Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per common share are non-GAAP financial measures derived from GAAP-based amounts. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity and dividing by tangible assets. We calculate tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing common shareholders' equity by common shares outstanding. We believe that this information is important to shareholders' as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios.

(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income.

GAAP Reconciliation
(dollars in thousands except per share data)
	Six Months Ended	Twelve Months Ended	Six Months Ended
	June 30, 2012	December 31, 2011	June 30, 2011
	(Unaudited)	(Unaudited)	(Unaudited)
Common shareholders' equity	$ 233,670	$ 210,111	$ 193,792
Less: Intangible assets	(3,978)	(4,145)	(4,070)
Tangible common equity	$ 229,692	$ 205,966	$ 189,722

Book value per common share	$ 11.35	$ 10.53	$ 9.76
Less: Intangible book value per common share	(0.20)	(0.21)	(0.20)
Tangible book value per common share	$ 11.15	$ 10.32	$ 9.56

Total assets	$ 2,962,897	$ 2,831,255	$ 2,353,716
Less: Intangible assets	(3,978)	(4,145)	(4,070)
Tangible assets	$ 2,958,919	$ 2,827,110	$ 2,349,646
Tangible common equity ratio	7.76%	7.29%	8.07%

Eagle Bancorp, Inc.
Consolidated Balance Sheets
(dollars in thousands)
	June 30, 2012	December 31, 2011	June 30, 2011
	(Unaudited)	(Audited)	(Unaudited)
Assets
Cash and due from banks	$ 6,998	$ 5,374	$ 33,950
Federal funds sold	19,854	21,785	42,955
Interest bearing deposits with banks and other short-term investments	122,639	205,252	10,202
Investment securities available for sale, at fair value	338,933	313,811	250,019
Federal Reserve and Federal Home Loan Bank stock	10,950	10,242	9,748
Loans held for sale	102,767	176,826	25,489
Loans	2,319,237	2,056,256	1,948,476
Less allowance for credit losses	(34,079)	(29,653)	(27,475)
Loans, net	2,285,158	2,026,603	1,921,001
Premises and equipment, net	13,634	12,320	10,395
Deferred income taxes	16,836	14,673	13,689
Bank owned life insurance	13,936	13,743	13,543
Intangible assets, net	3,978	4,145	4,070
Other real estate owned	4,438	3,225	3,434
Other assets	22,776	23,256	15,221
Total Assets	$ 2,962,897	$ 2,831,255	$ 2,353,716

Liabilities and Shareholders' Equity
Liabilities
Deposits:
Noninterest bearing demand	$ 773,119	$ 688,506	$ 436,880
Interest bearing transaction	95,827	80,105	67,458
Savings and money market	1,197,974	1,068,370	819,004
Time, $100,000 or more	239,287	332,470	380,766
Other time	207,804	222,644	236,726
Total deposits	2,514,011	2,392,095	1,940,834
Customer repurchase agreements	97,704	103,362	136,897
Long-term borrowings	49,300	49,300	49,300
Other liabilities	11,612	19,787	9,658
Total liabilities	2,672,627	2,564,544	2,136,689

Shareholders' Equity
Preferred stock, par value $.01 per share, shares authorized 1,000,000, Series A, $1,000 per share liquidation preference, shares issued and outstanding 23,235 at June 30, 2011	--	--	23,235
Preferred stock, par value $.01 per share, shares authorized 1,000,000, Series B, $1,000 per share liquidation preference, shares issued and outstanding 56,600 at June 30, 2012 and December 31, 2011	56,600	56,600	--
Common stock, par value $.01 per share; shares authorized 50,000,000, shares issued and outstanding 20,591,233, 19,952,844 and 19,849,042, respectively	203	197	197
Warrant	946	946	946
Additional paid in capital	140,572	132,670	131,225
Retained earnings	86,556	71,423	58,209
Accumulated other comprehensive income	5,393	4,875	3,215
Total shareholders' equity	290,270	266,711	217,027
Total Liabilities and Shareholders' Equity	$ 2,962,897	$ 2,831,255	$ 2,353,716

Eagle Bancorp, Inc.
Consolidated Statements of Operations
For the Six and Three Month Periods Ended June 30, 2012 and 2011 (Unaudited)
(dollars in thousands, except per share data)
	Six Months Ended		Three Months Ended
	June 30,		June 30,
Interest Income	2012	2011	2012	2011
Interest and fees on loans	$ 63,356	$ 51,894	$ 32,633	$ 27,279
Interest and dividends on investment securities	3,544	3,285	1,850	1,665
Interest on balances with other banks and short-term investments	215	36	78	17
Interest on federal funds sold	28	77	14	35
Total interest income	67,143	55,292	34,575	28,996
Interest Expense
Interest on deposits	6,408	8,508	2,940	4,397
Interest on customer repurchase agreements	182	321	86	171
Interest on long-term borrowings	1,069	1,063	535	534
Total interest expense	7,659	9,892	3,561	5,102
Net Interest Income	59,484	45,400	31,014	23,894
Provision for Credit Losses	8,413	5,331	4,443	3,215
Net Interest Income After Provision For Credit Losses	51,071	40,069	26,571	20,679

Noninterest Income
Service charges on deposits	1,914	1,421	935	672
Gain on sale of loans	6,723	2,807	2,584	1,106
Gain on sale of investment securities	301	591	148	591
Increase in the cash surrender value of bank owned life insurance	194	201	97	100
Other income	1,321	1,106	677	724
Total noninterest income	10,453	6,126	4,441	3,193
Noninterest Expense
Salaries and employee benefits	20,713	15,072	10,289	7,761
Premises and equipment expenses	4,979	4,043	2,469	2,052
Marketing and advertising	843	981	557	747
Data processing	2,207	1,601	951	912
Legal, accounting and professional fees	2,242	2,139	1,141	1,003
FDIC insurance	1,068	1,343	579	600
Other expenses	5,047	4,067	2,551	1,858
Total noninterest expense	37,099	29,246	18,537	14,933
Income Before Income Tax Expense	24,425	16,949	12,475	8,939
Income Tax Expense	9,009	6,059	4,692	3,185
Net Income	15,416	10,890	7,783	5,754
Preferred Stock Dividends and Discount Accretion	283	1,203	142	883
Net Income Available to Common Shareholders	$ 15,133	$ 9,687	$ 7,641	$ 4,871

Earnings Per Common Share
Basic	$ 0.75	$ 0.49	$ 0.38	$ 0.25
Diluted	$ 0.73	$ 0.48	$ 0.37	$ 0.24

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields And Rates (unaudited)
(dollars in thousands)

	Three Months Ended June 30,
	2012			2011
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest bearing deposits with other banks and other short-term investments	$ 129,537	$ 78	0.25%	$ 10,265	$ 17	0.66%
Loans held for sale (1)	95,734	872	3.64%	19,419	168	3.47%
Loans (1) (2)	2,246,644	31,761	5.69%	1,864,722	27,111	5.83%
Investment securities available for sale (2)	353,572	1,850	2.10%	252,096	1,665	2.65%
Federal funds sold	19,004	14	0.30%	73,635	35	0.19%
Total interest earning assets	2,844,491	34,575	4.89%	2,220,137	28,996	5.24%

Total noninterest earning assets	76,020			84,387
Less: allowance for credit losses	32,323			26,195
Total noninterest earning assets	43,697			58,192
TOTAL ASSETS	$ 2,888,188			$ 2,278,329

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction	$ 78,321	$ 61	0.31%	$ 61,623	$ 48	0.31%
Savings and money market	1,130,642	1,361	0.48%	816,587	2,067	1.02%
Time deposits	489,386	1,518	1.25%	600,145	2,282	1.53%
Total interest bearing deposits	1,698,349	2,940	0.70%	1,478,355	4,397	1.19%
Customer repurchase agreements	101,240	86	0.34%	103,720	171	0.66%
Other short-term borrowings	104	--	--	88	--	--
Long-term borrowings	49,300	535	4.29%	49,300	534	4.29%
Total interest bearing liabilities	1,848,993	3,561	0.77%	1,631,463	5,102	1.25%

Noninterest bearing liabilities:
Noninterest bearing demand	749,636			424,482
Other liabilities	5,519			7,458
Total noninterest bearing liabilities	755,155			431,940

Shareholders' equity	284,040			214,926
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 2,888,188			$ 2,278,329

Net interest income		$ 31,014			$ 23,894
Net interest spread			4.12%			3.99%
Net interest margin			4.39%			4.32%

(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $1.1 million and $1.3 million for the three months ended June 30, 2012 and 2011, respectively.
(2) Interest and fees on loans and investments exclude tax equivalent adjustments.
Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields and Rates (Unaudited)
(dollars in thousands)

	Six Months Ended June 30,
	2012			2011
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest bearing deposits with other banks and other short-term investments	$ 174,263	$ 215	0.25%	$ 10,329	$ 36	0.70%
Loans held for sale (1)	107,916	1,943	3.60%	19,466	373	3.86%
Loans (1) (2)	2,166,578	61,413	5.70%	1,789,714	51,521	5.81%
Investment securities available for sale (2)	346,798	3,544	2.06%	244,878	3,285	2.71%
Federal funds sold	19,063	28	0.30%	77,891	77	0.20%
Total interest earning assets	2,814,618	67,143	4.80%	2,142,278	55,292	5.20%

Total noninterest earning assets	75,978			84,224
Less: allowance for credit losses	31,156			25,540
Total noninterest earning assets	44,822			58,684
TOTAL ASSETS	$ 2,859,440			$ 2,200,962

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction	$ 77,583	$ 131	0.34%	$ 61,551	$ 111	0.36%
Savings and money market	1,110,134	3,033	0.55%	785,814	3,976	1.02%
Time deposits	513,964	3,244	1.27%	575,213	4,421	1.55%
Total interest bearing deposits	1,701,681	6,408	0.76%	1,422,578	8,508	1.21%
Customer repurchase agreements	102,584	182	0.36%	97,472	321	0.66%
Other short-term borrowings	52	--	--	44	--	--
Long-term borrowings	49,300	1,069	4.29%	49,300	1,063	4.29%
Total interest bearing liabilities	1,853,617	7,659	0.83%	1,569,394	9,892	1.27%

Noninterest bearing liabilities:
Noninterest bearing demand	719,018			411,409
Other liabilities	7,323			8,233
Total noninterest bearing liabilities	726,341			419,642

Shareholders' equity	279,482			211,926
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 2,859,440			$ 2,200,962

Net interest income		$ 59,484			$ 45,400
Net interest spread			3.97%			3.93%
Net interest margin			4.25%			4.27%

(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $2.3 million and $2.0 million for the six months ended June 30, 2012 and 2011, respectively.
(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

Eagle Bancorp, Inc.
Statements of Income and Highlights (Quarterly Trends)
(in thousands, except per share data) (Unaudited)
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
Income Statements:	2012	2012	2011	2011	2011	2011	2010	2010
Total interest income	$ 34,575	$ 32,568	$ 33,091	$ 30,741	$ 28,996	$ 26,296	$ 26,040	$ 24,421
Total interest expense	3,561	4,098	4,820	5,365	5,102	4,790	4,753	4,722
Net interest income	31,014	28,470	28,271	25,376	23,894	21,506	21,287	19,699
Provision for credit losses	4,443	3,970	2,765	2,887	3,215	2,116	3,556	1,962
Net interest income after provision for credit losses	26,571	24,500	25,506	22,489	20,679	19,390	17,731	17,737
Noninterest income (before investment gains or losses)	4,293	5,859	3,864	2,657	2,602	2,933	3,180	2,073
Investment gains (losses)	148	153	--	854	591	--	497	260
Total noninterest income	4,441	6,012	3,864	3,511	3,193	2,933	3,677	2,333
Salaries and employee benefits	10,289	10,424	10,183	9,263	7,761	7,311	7,318	6,549
Premises and equipment	2,469	2,510	2,389	1,939	2,052	1,991	1,735	2,021
Marketing and advertising	557	286	411	234	747	234	139	391
Other expenses	5,222	5,342	5,324	4,287	4,373	4,777	4,283	3,968
Total noninterest expense	18,537	18,562	18,307	15,723	14,933	14,313	13,475	12,929
Income before income tax expense	12,475	11,950	11,063	10,277	8,939	8,010	7,933	7,141
Income tax expense	4,692	4,317	3,889	3,783	3,185	2,874	2,879	2,375
Net income	7,783	7,633	7,174	6,494	5,754	5,136	5,054	4,766
Preferred stock dividends and discount accretion	142	141	142	166	883	320	328	327
Net income available to common shareholders	$ 7,641	$ 7,492	$ 7,032	$ 6,328	$ 4,871	$ 4,816	$ 4,726	$ 4,439

Per Share Data:
Earnings per weighted average common share, basic	$ 0.38	$ 0.37	$ 0.35	$ 0.32	$ 0.25	$ 0.24	$ 0.24	$ 0.22
Earnings per weighted average common share, diluted	$ 0.37	$ 0.36	$ 0.35	$ 0.31	$ 0.24	$ 0.24	$ 0.23	$ 0.22
Weighted average common shares outstanding, basic	20,297,996	20,110,948	19,919,434	19,867,533	20,050,894	19,716,814	19,683,052	19,659,934
Weighted average common shares outstanding, diluted	20,807,410	20,623,681	20,370,108	20,281,294	20,495,291	20,215,244	20,130,854	20,015,404
Actual shares outstanding	20,591,233	20,220,166	19,952,844	19,890,597	19,849,042	19,811,532	19,700,387	19,671,797
Book value per common share at period end	$ 11.35	$ 10.85	$ 10.53	$ 10.15	$ 9.76	$ 9.46	$ 9.25	$ 9.14

Performance Ratios (annualized):
Return on average assets	1.08%	1.08%	0.91%	1.00%	1.01%	0.98%	0.96%	0.96%
Return on average common equity	13.52%	13.80%	13.40%	12.55%	10.16%	10.49%	10.21%	9.89%
Net interest margin	4.39%	4.11%	3.65%	3.98%	4.32%	4.23%	4.18%	4.10%
Efficiency ratio (1)	52.28%	53.83%	56.97%	54.43%	55.13%	58.57%	53.98%	58.68%

Other Ratios:
Allowance for credit losses to total loans (2)	1.47%	1.46%	1.44%	1.41%	1.41%	1.43%	1.48%	1.45%
Nonperforming loans to total loans	1.42%	1.68%	1.59%	1.55%	1.60%	1.85%	1.51%	1.61%
Nonperforming assets to total assets	1.26%	1.41%	1.27%	1.07%	1.47%	1.68%	1.53%	1.46%
Net charge-offs (annualized) to average loans	0.40%	0.34%	0.34%	0.36%	0.28%	0.30%	0.26%	0.39%
Tier 1 leverage ratio	9.65%	9.33%	8.21%	9.61%	9.07%	9.44%	9.32%	9.66%
Tier 1 risk based capital ratio	10.09%	10.08%	10.33%	10.49%	9.64%	10.03%	9.91%	10.88%
Total risk based capital ratio	11.60%	11.59%	11.84%	12.11%	11.33%	11.75%	11.64%	12.66%

Average Balances (in thousands):
Total assets	$ 2,888,188	$ 2,830,693	$ 3,111,952	$ 2,569,970	$ 2,278,329	$ 2,122,677	$ 2,079,392	$ 1,964,827
Total earning assets	$ 2,844,491	$ 2,784,747	$ 3,071,903	$ 2,531,768	$ 2,220,137	$ 2,063,557	$ 2,021,492	$ 1,907,900
Total loans held for sale	$ 95,734	$ 120,098	$ 177,116	$ 35,320	$ 19,419	$ 19,532	$ 74,210	$ 46,360
Total loans	$ 2,246,644	$ 2,086,511	$ 2,030,986	$ 1,967,214	$ 1,864,722	$ 1,713,854	$ 1,598,362	$ 1,506,894
Total deposits	$ 2,447,985	$ 2,393,413	$ 2,652,707	$ 2,124,274	$ 1,902,837	$ 1,764,373	$ 1,710,088	$ 1,610,813
Total borrowings	$ 150,644	$ 153,227	$ 183,632	$ 184,874	$ 153,108	$ 140,456	$ 154,950	$ 146,711
Total stockholders' equity	$ 284,040	$ 274,923	$ 264,833	$ 251,916	$ 214,926	$ 208,833	$ 206,191	$ 200,556

(1) Computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(2) Excludes loans held for sale.
CONTACT: EAGLE BANCORP, INC.
         Michael T. Flynn
         301.986.1800